Exhibit 99.1

News Release

Contact: David Amy, EVP & Chief Financial Officer

Lucy Rutishauser, VP-Corporate Finance & Treasurer

(410) 568-1500

SINCLAIR REPORTS FIRST QUARTER 2010 RESULTS

BALTIMORE (May 5, 2010) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three months ended March 31, 2010.

“Television advertising continues to improve with many categories growing year-over-year,” commented David Smith, President and CEO of Sinclair.  “The automotive category showed the largest growth, increasing 35.6% in the first quarter as compared to the same period last year.  This was a stronger performance than the approximate 20% growth we estimated.   Of our top ten categories, which represented approximately 77% of our time sales, only telecommunications and paid programming were down.  For the second quarter, we continue to see strong growth as both the majority of our advertising categories pace positive and the number of new advertisers increases.”

Mr. Smith continued, “We recognize that credit is once again flowing and yields are improving for issuers in our industry, a reflection, in part, on the market’s optimism for broadcast television.  As such, we believe there could be some opportunities for us to further strengthen our balance sheet.  In addition to the improvement in the short-term fundamentals, we are encouraged that broadcasters and the networks are working together towards a marketable mobile DTV solution.  We believe the financial impact could be significant for our industry longer term.”

Financial Results:

Net broadcast revenues from continuing operations were $147.9 million for the three months ended March 31, 2010, an increase of 12.7% versus the prior year period result of $131.3 million.  The Company had operating income of $46.2 million in the three-month period, as compared to an operating loss of $106.7 million in the prior year period, which included $130.1 million non-cash impairment of goodwill and other intangible assets.  The Company had net income attributable to the parent company of $11.5 million in the three-month period versus a net loss attributable to the parent company of $85.7 million in the prior year period.  The Company reported diluted earnings per common share of $0.14 for the three-month period versus a diluted loss per common share of $1.06 in the prior year period.

Operating Statistics and Income Statement Highlights:

•                 Political revenues were $1.5 million in the first quarter 2010 versus $0.3 million in first quarter 2009.

•                 Local net broadcast revenues, which include local time sales, retransmission revenues, and other local broadcast revenues, were up 14.1% in the first quarter 2010 while national net broadcast revenues, which include national time sales and other national broadcast revenues, were up 8.2% versus the first quarter 2009.  Excluding political revenues, local net broadcast revenues were up 13.9% and national net broadcast revenues were up 5.2% in the first quarter.

•                 Eight of our top ten advertising revenue categories were up in the quarter, including schools, medical, grocery and home products.  Paid programming and telecommunications advertising revenues were down for the quarter.  Automotive, our largest category, was up 35.6%, while services, our second largest category, was up 10.1% in the quarter.

•                 The Company’s outsourcing agreements on WYZZ-TV in Peoria, IL and WUHF-TV in Rochester, NY with Nexstar Broadcasting, which were scheduled to terminate April 1, 2010, were renewed until December 31, 2013.

•                 The Company entered into an agreement to multicast THECOOLTV, a 24-hour music television network, in 34 of Sinclair’s markets.

•                 The Company entered into a one-year extension of its retransmission agreement with Mediacom Communications, Inc. to expire on December 31, 2010.

•                 The Company’s affiliation agreements for its nine ABC stations were renewed to August 31, 2015.

Balance Sheet and Cash Flow Highlights:

•                 Debt on the balance sheet, net of $90.2 million in cash and restricted cash, was $1,247.9 million at March 31, 2010 versus net debt of $1,278.7 million at December 31, 2009.  Included in the March 31, 2010 cash balance is approximately $37.8 million held in a collateral account to redeem the remainder of the 3% and 4.875% senior convertible notes.

•                 On February 23, 2010, cash par tender offers for the 3% and 4.875% senior convertible notes expired.  The Company purchased $12.3 million of the 3% notes and $14.3 million of the 4.875% notes, leaving $15.4 million principal amount of the 3.0% Notes and $22.7 million principal amount of the 4.875% Notes outstanding.

•                 As of March 31, 2010, 48.8 million Class A common shares and 31.5 million Class B common shares were outstanding, for a total of 80.3 million common shares outstanding.

•                 Capital expenditures in the first quarter were $1.8 million.

•                 Program contract payments for continuing operations were $27.4 million in the first quarter.

•                 During the first quarter, the Company invested $3.2 million, net of cash distributions, in various ventures.

Notes:

Prior year presentation have been reclassified to conform to the presentation of current year generally accepted accounting principles.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results.  When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements.  Such statements are subject to a number of risks and uncertainties.  Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions identified in this release, but not limited to, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television Network and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, network license fees, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and the other risk factors set forth in the Company’s most recent reports on Form 10-Q, Form 10-K and Form 8-K, as filed with the Securities and Exchange Commission.  There can be no assurances that the assumptions and other factors referred to in this release will occur.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Outlook:

In accordance with Regulation FD, Sinclair is providing public dissemination through this news release of its expectations for certain components of its second quarter 2010 and full year 2010 financial performance.  The Company assumes no obligation to update its expectations.  All matters discussed in the “Outlook” section are forward-looking and, as such, readers should not place any undue reliance on this information and should refer to the “Forward-Looking Statements” section above.

“The second quarter core business continues to strengthen with the majority of our advertising categories expected to finish up versus the same period last year, a sign that the advertising recovery is more than just an auto recovery,” commented David Amy, EVP and CFO.  “As consumer confidence improves and corporate profits increase, we believe they will have a positive impact on businesses marketing budgets and ultimately broadcast revenues.”

•                 The Company expects second quarter 2010 station net broadcast revenues from continuing operations, before barter, to grow by approximately 20% as compared to second quarter 2009 station net broadcast revenues of $133.0 million.  This assumes $3.1 million in political revenues as compared to $0.7 million in second quarter 2009.

•                 The Company expects barter revenue to be approximately $16.6 million in the second quarter

•                 The Company expects barter expense to be approximately $16.6 million in the second quarter.

•                 The Company expects continuing operations station production expenses and station selling, general and administrative expenses (together, “television expenses”), before barter expense, in the second quarter to be approximately $69.8 million, a 1.3% increase from second quarter 2009 television expenses of $68.9 million.  On a full year basis, television expenses are expected to be approximately $276.8 million, up 4.4% as compared to 2009 television expenses of $265.2 million.  The 2010 expense forecast includes $0.3 million of stock-based compensation expense for the quarter and $1.7 million for the year, as compared to no stock-based compensation expense in 2009.

•                 The Company expects program contract amortization expense to be approximately $17.2 million in the second quarter and $66.3 million for 2010, as compared to the 2009 actuals of $19.9 million and $73.1 million for the quarter and year, respectively.

•                 The Company expects program contract payments to be approximately $21.5 million in the second quarter and $88.8 million for 2010, as compared to the 2009 actuals of $19.0 million and $82.2 million for the quarter and year, respectively.

•                 The Company expects corporate overhead to be approximately $6.9 million in the second quarter and $27.0 million for 2010, as compared to the 2009 actuals of $6.0 million and $25.6 million for the quarter and year, respectively.  The 2010 corporate expense forecast includes $0.4 million of stock-based compensation expense for the quarter and $2.6 million for the year, as compared to the 2009 actuals of $0.2 million and $0.7 million for the quarter and year, respectively.

•                 The Company expects other operating division revenues less other operating division expenses to be $1.0 million of income in the second quarter and $5.8 million of income for 2010, assuming current equity interests, and as compared to the 2009 actuals of $0.5 million of income in the quarter and a $1.8 million loss for the year, respectively.

•                 The Company expects depreciation on property and equipment to be approximately $9.7 million in the second quarter and $37.8 million for 2010, assuming the capital expenditure assumptions below, and as compared to the 2009 actuals of $10.5 million and $42.9 million for the quarter and year, respectively.

•                 The Company expects amortization of acquired intangibles to be approximately $4.7 million in the second quarter and $18.7 million for 2010, as compared to the 2009 actuals of $6.3 million and $22.4 million for the quarter and year, respectively.

•                 The Company expects net interest expense to be approximately $28.4 million in the second quarter and $113.5 million for 2010 (approximately $102.3 million on a cash basis), assuming no changes in the current interest rate yield curve, changes in debt levels based on the assumptions discussed in this “Outlook” section, including a $25.0 million prepayment of the Term Loan B loans on April 30, 2010, the February 23, 2010 tender results of the 3.0% and 4.875% convertible bonds and assuming the remaining principal amount of the 3% convertible notes are put in May 2010 and funded with restricted cash.  This compares to the 2009 actuals of $17.6 million and $80.0 million ($64.9 million on a cash basis) for the quarter and year, respectively.

•                 The Company expects a current tax provision from continuing operations of approximately $0.6 million and $2.1 million in the second quarter and for the full year 2010, respectively, based on the assumptions discussed in this “Outlook” section.  The Company expects the effective tax rate for the second quarter and the full year to be approximately 38%.

•                 The Company expects to spend approximately $8.0 million in capital expenditures in the second quarter and approximately $19.0 million in 2010.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its first quarter 2010 results on Wednesday, May 5, 2010, at 8:30 a.m. ET.  After the call, an audio replay will be available at www.sbgi.net under “Investor Information/Earnings Webcast.”  The press and the public will be welcome on the call in a listen-only mode.  The dial-in number is (877) 407-9205.

About Sinclair:

Sinclair Broadcast Group, Inc., one of the largest and most diversified television broadcasting companies, owns and operates, programs or provides sales services to 58 television stations in 35 markets.  Sinclair’s television group reaches approximately 22% of U.S. television households and is affiliated with all major networks.  Sinclair owns equity interests in various non-broadcast related companies.

The Company regularly uses its website as a key source of Company information and can be accessed at www.sbgi.net.

Sinclair Broadcast Group, Inc. and Subsidiaries

Preliminary Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
REVENUES:
Station broadcast revenues, net of agency commissions	$147,922	$131,305
Revenues realized from station barter arrangements	14,776	11,898
Other operating divisions revenues	6,930	11,535
Total revenues	169,628	154,738

OPERATING EXPENSES:
Station production expenses	35,918	34,943
Station selling, general and administrative expenses	30,642	30,910
Expenses recognized from station barter arrangements	13,231	10,228
Amortization of program contract costs and net realizable value adjustments	15,914	20,758
Other operating divisions expenses	6,777	12,251
Depreciation of property and equipment	9,625	11,933
Corporate general and administrative expenses	6,577	6,359
Amortization of definite-lived intangible assets and other assets	4,717	5,201
Gain on asset exchange	—	(1,236)
Impairment of goodwill, intangible and other assets	—	130,098
Total operating expenses	123,401	261,445
Operating income (loss)	46,227	(106,707)

OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(28,974)	(18,374)
Interest income	47	26
Gain from sale of assets	—	27
(Loss) gain from extinguishment of debt	(289)	18,986
Loss from derivative instruments	(5)	—
Income (loss) from equity and cost method investments	543	(445)
Other income, net	597	648
Total other (expense) income	(28,081)	868
Income (loss) from continuing operations before income taxes	18,146	(105,839)
INCOME TAX (PROVISION) BENEFIT	(7,086)	18,800
Income (loss) from continuing operations	11,060	(87,039)
DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of related income tax provision of $66 and $108 respectively	(66)	(108)
NET INCOME (LOSS)	10,994	(87,147)
Net loss attributable to the noncontrolling interest	526	1,492
NET INCOME (LOSS) ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$11,520	$(85,655)

BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Earnings (loss) per share from continuing operations	$0.14	$(1.06)
Earnings (loss) per share	$0.14	$(1.06)
Weighted average common shares outstanding	79,957	80,815
Weighted average common and common equivalent shares outstanding	79,957	80,815

AMOUNTS ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP COMMON SHAREHOLDERS:
Income (loss) from continuing operations, net of tax	$11,586	$(85,547)
Loss from discontinued operations, net of tax	(66)	(108)
Net income (loss)	$11,520	$(85,655)

Preliminary Unaudited Consolidated Historical Selected Balance Sheet Data:

(In thousands)

	March 31, 2010	December 31, 2009
Cash & cash equivalents (1)	$90,177	$50,891
Total current assets	252,858	225,798
Total long term assets	1,323,696	1,371,923
Total assets	1,576,554	1,597,721

Current portion of debt	54,425	43,627
Total current liabilities	204,780	202,701
Long term portion of debt	1,283,674	1,322,681
Total long term liabilities	1,559,541	1,597,242
Total liabilities	1,764,321	1,799,943

Total stockholders’ (deficit) equity	(187,767)	(202,222)
Total liabilities & stockholders’ equity	$1,576,554	$1,597,721

(1)         March 31, 2010 includes $37.8 million of restricted cash held in escrow for the redemption of the 3% and 4.875% Senior Convertible Notes that will be released by May 2010 and January 2011.

Unaudited Consolidated Historical Selected Statement of Cash Flows Data:

(In thousands)

Three Months Ended March 31,
2010
Net cash flow from operating activities	$35,950
Net cash flow from investing activities	20,680
Net cash flow used in financing activities	(27,520)

Net increase in cash & cash equivalents	29,110
Cash & cash equivalents, beginning of period	23,224
Cash & cash equivalents, end of period	$52,334